Exhibit 5.1

155 Wellington Street West Toronto ON M5V 3J7 dwpv.com

November 3, 2014	File No. 246810

9060669 Canada Inc.

c/o Burger King Worldwide, Inc.

5505 Blue Lagoon Drive

Miami, FL 33126

New Red Canada Limited Partnership

c/o Burger King Worldwide, Inc.

5505 Blue Lagoon Drive

Miami, FL 33126

Dear Sirs/Mesdames:

Business Combination Transaction between Tim Hortons Inc. and Burger King Worldwide, Inc.

We are acting as Ontario counsel to 9060669 Canada Inc. (formerly known as 1011773 B.C. Unlimited Liability Company) (“Holdings”) and New Red Canada Limited Partnership (formerly known as New Red Canada Partnership) (“Partnership”) in connection with the registration by Holdings of common shares (the “Common Shares”) and the registration by Partnership of exchangeable units (the “Exchangeable Units”) pursuant to a Joint Information Statement and Management Proxy Circular on Form S-4 (the “Registration Statement”) jointly filed by Holdings and Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Common Shares are to be issued in connection with the arrangement (the “Arrangement”) and the merger (the “Merger”), and the Exchangeable Units are to be issued in connection with the Merger, in each case as contemplated by the Arrangement Agrement and Plan of Merger, dated as of August 26, 2014, by and among Holdings, Partnership, Burger King Worldwide, Inc. (“BKW”), Tim Hortons Inc. (“THI”), Blue Merger Sub, Inc. and 8997900 Canada Inc. (the “Arrangement Agreement”).

In connection with the opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Arrangement Agreement attached as Exhibit 2.1 to the Registration Statement; (ii) the Plan of Arrangement in the form filed as Exhibit 2.2 to the Registration

DAVIES WARD PHILLIPS & VINEBERG LLP

Statement (the “Plan of Arrangement”), (iii) the Articles of Amendment of Holdings in the form filed as Exhibit 3.1 to the Registration Statement (the “Articles of Amendment”); (iv) the Amended and Restated By-law No. 1 of Holdings in the form filed as Exhibit 3.2 to the Registration Statement (the “Amended By-Laws”); (v) the Partnership Agreement of Partnership filed as Exhibit 3.3 to the Registration Statement (the “Partnership Agreement”); and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered and the due authorization, execution and delivery of all documents by the parties thereto other than Holdings and Partnership. We have not independently established or verified any facts relevant to the opinion expressed herein, but relied upon statements and representations of officers and other representatives of Holdings and Partnership and others as to factual matters.

Based and relying upon and subject to the foregoing and the further limitations set forth below, we are of the opinion that, when (i) the form of Plan of Arrangement is duly finalized by the completion of information marked as omitted as at the date hereof and provided that such Plan of Arrangement shall not otherwise have been amended, modified, supplemented or rescinded (the “Final Plan of Arrangement”); (ii) the Final Plan of Arrangement is duly approved by the shareholders of THI without amendment or modification thereof or supplement thereto; (iii) the Arrangement is approved by the Ontario Superior Court of Justice (Commercial List) (the “Court”) on the terms of the Final Plan of Arrangement without amendment or modification thereof or supplement thereto, and, if such approval of the Arrangement by the Court is appealed, such appeal is withdrawn, abandoned or dismissed, and in the case such appeal is dismissed such dismissal has the effect of confirming the approval by the Court of the Arrangement on the terms of the Final Plan of Arrangement without amendment or modification thereof or supplement thereto; (iv) the articles of arrangement relating to the Arrangement, incorporating the Final Plan of Arrangement without amendment, modification or supplement thereto, are filed with the director (the “Director”) appointed pursuant to section 260 of the Canada Business Corporations Act (the “CBCA”) and the Director issues a certificate of arrangement in accordance with section 262 of the CBCA; (v) the certificate of merger relating to the Merger is filed with and accepted by the Secretary of State of the State of Delaware; (vi) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; (vii) the Articles of Amendment are validly adopted by Holdings in accordance with the CBCA and the Director issues a certificate of amendment in accordance with section 262 of the CBCA and provided that such Articles of Amendment shall not have been amended, modified, supplemented or rescinded; (viii) the Amended By-Laws are validly adopted by Holdings in accordance with the CBCA and provided that such Amended By-Laws shall not have been amended, modified, supplemented or rescinded; (ix) the Partnership Agreement is adopted by the partners of Partnership and provided that such Partnership Agreement shall not have been amended, modified, supplemented or terminated and remains the partnership

DAVIES WARD PHILLIPS & VINEBERG LLP

agreement of Partnership; (x) BKW, as the sole shareholder of Holdings prior to the Arrangement and the Merger and acting pursuant to a sole shareholder declaration validly adopted pursuant to the CBCA, restricting in whole the powers of the directors of Holdings and giving such power to BKW, duly authorizes the issuance of the Common Shares and, in Holdings’ capacity as general partner of Partnership, the issuance of the Exchangeable Units, in each case pursuant to the Arrangement Agreement; and (xi) Holdings, in its capacity as general partner of Partnership prior to the Arrangement and the Merger, duly authorizes in accordance with the Partnership Agreement the issuance of the Exchangeable Units pursuant to the Arrangement Agreement:

1. All necessary corporate action will have been taken by Holdings to authorize the issuance of the Common Shares pursuant to the Arrangement Agreement.

2. All necessary action will have been taken by Partnership to authorize the issuance of the Exchangeable Units pursuant to the Arrangement Agreement.

3. The Common Shares, when issued pursuant to the Arrangement Agreement, will be outstanding as validly issued, fully paid and non-assessable.

4. The Exchangeable Units, when issued pursuant to the Arrangement Agreement, will be outstanding as validly issued, fully paid and non-assessable.

Our advice on every legal issue addressed in this opinion is based exclusively on the laws of the Province of Ontario and the laws of Canada applicable in that province. The manner in which any particular issue relating to this opinion would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement with the Commission, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP

DAVIES WARD PHILLIPS & VINEBERG LLP